                              TMANGLOBAL.COM, INC.
                         PRO FORMA FINANCIAL STATEMENTS



On December 21, 1998, FSGI Corporation acquired all of the outstanding common stock of The Martial Arts Netowrk, On-Line, Inc. For accounting purposes, the acquisition has been treated as an acquisition of FSGI Corporation by The Martial Arts Netowrk, On-Line, Inc., and as a recapitalization of The Martial Arts Netowrk, On-Line, Inc. The historical financial statements prior to December 31, 1998, are those of The Martial Arts Netowrk, On-Line, Inc. The Martial Arts Netowrk, On-Line, Inc. subsequently changed its name to TMANglobal.com, Inc.

The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant as of September 30, 1998. The Pro Forma Combined Statement of Operations was prepared based upon the statement of operations for the Registrant for the twelve months ended September 30, 1998 and the nine months ended June 30, 1999. The pro forma statement of operations also includes FSGI Corporation's statement of operations for the twelve months ended September 30, 1998, and the 3 months ended December 31, 1998. The pro forma statements give effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to pro forma combined financial statements. The pro forma combined balance sheet gives effect to the acquisition as if it had occurred as of September 30, 1998. The pro forma combined statement of operations for the year ended September 30, 1998, gives effect to the acquisition as if it had occurred as of October 1, 1997. The pro forma combined statement of operations for the nine months ended June 30, 1999, gives effect to the acquisition as if it had occurred as of October 1, 1998.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.




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

TMANGLOBAL.COM, INC.
PRO FORMA COMBINED BALANCE SHEETS
SEPTEMBER 30, 1998



                                         TMANglobal.com        FSGI Corporation                                            Pro Forma
                                       September 30, 1998     September 30, 1998          Total           Adjustments      Combined
                                    ------------------------------------------------------------------------------------------------
Current assets:
Cash                                                 0                 52,025            52,025                              52,025
Accounts receivable                                  0                 65,009            65,009                              65,009
Prepaid and other assets                             0                 18,966            18,966                              18,966
                                    ------------------------------------------------------------------------------------------------
Total current assets                                 0                136,000           136,000                   0         136,000

Property and equipment, net                          0                  1,279             1,279 (a)          34,243          35,522
                                    ------------------------------------------------------------------------------------------------


Other assets:
Goodwill, net                                        0                      0                 0 (a)       3,495,281       3,495,281
                                    ------------------------------------------------------------------------------------------------
Total other assets                                   0                      0                 0           3,495,281       3,495,281

                                    ------------------------------------------------------------------------------------------------
Total assets                                         0                137,279           137,279           3,529,524       3,666,803
                                    ================================================================================================



Current liabilities:
Accounts payable                                     0                 69,370            69,370                              69,370
Accrued expenses                                     0                 23,647            23,647                              23,647
Checks outstanding in excess
  of bank balance                                   15                      0                15                                  15
Shareholder loans                                8,097                      0             8,097                               8,097
Due to affiliate                                 1,000                      0             1,000                               1,000
Current maturity of long term debt                   0                 30,129            30,129                              30,129
                                    ------------------------------------------------------------------------------------------------
Total current liabilities                        9,112                123,146           132,258                   0         132,258

Long term debt                                       0                 55,396            55,396                              55,396
Ecess of fair value of net
  assets of co. acquired                             0                 22,913            22,913 (a)         (22,913)              0
                                    ------------------------------------------------------------------------------------------------
Total liabilities                                9,112                201,455           210,567             (22,913)        187,654

Stockholders' equity (deficit):
Common stock                                       300                    199               499 (a)              55             554
Additional paid in capital                        (200)               334,801           334,601 (a)       3,153,206       3,487,807
Subsriptions receivable                              0                      0                 0                                   0
Subscriptions payable                                0                      0                 0                                   0
Accumulated deficit                             (9,212)              (399,176)         (408,388)(a)         399,176          (9,212)
                                    ------------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)            (9,112)               (64,176)          (73,288)          3,552,437       3,479,149

                                    ------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity           0                137,279           137,279           3,529,524       3,666,803
                                    ================================================================================================

1. The Pro Forma Balance Sheet at September 30, 1998 is based upon the balance sheets of the Registrant and FSGI Corporation as of September 30, 1998.

(a) The purchase price for the acquisition of all the common stock of FSGI Corporation was 2,542,833 shares at $1.01 per share and $920,000 for stock options for a total of $3,488,261. Goodwill of $3,495,281 was recorded.


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


TMANGLOBAL.COM, INC.
PRO FORMA COMBINED STATEMENT OF INCOME
(UNAUDITED)
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1998



                                         TMANglobal.com        FSGI Corporation                                            Pro Forma
                                        September 30, 1998     September 30,1998          Total           Adjustments      Combined
                                    ------------------------------------------------------------------------------------------------

Revenues earned                                      0              1,311,979         1,311,979                           1,311,979

Cost of revenues earned                              0                916,796           916,796                             916,796

Gross profit                                         0                395,183           395,183                             395,183

Selling, general and administrative
  expenses                                       1,027                598,210           599,237 (b)         233,019         832,256

Loss from operations                            (1,027)              (203,027)         (204,054)           (233,019)       (437,073)

Other income (expense):
Amortization of excess of fair value of net
  assets of company acquired over cost               0                 6,317              6,317                               6,317
Bad debts                                            0               (68,586)           (68,586)                            (68,586)
Interest income                                      0                 3,499              3,499                              (3,499)
Interest expense                                     0                (2,522)            (2,522)                             (2,522)
                                    ------------------------------------------------------------------------------------------------
Total other income (expense)                         0               (61,292)           (61,292)                  0         (61,292)

                                    ------------------------------------------------------------------------------------------------
Net loss                                        (1,027)             (264,319)          (265,346)           (233,019)       (498,365)
                                    ================================================================================================

1. The Pro Forma Statement of Operations for the year ended September 30, 1998 is based upon the twelve months ended September 30, 1998 for the Registrant and FSGI Corporation and gives effect to the acquisition as if it had occurred on October 1, 1997.

(b) Amount represents the amortization of goodwill of $ 3,495,281 over 15 years using the straight line method.


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

TMANGLOBAL.COM, INC.
PRO FORMA COMBINED STATEMENT OF INCOME
(UNAUDITED)
FOR THE PERIOD ENDED JUNE 30, 1999

                                         TMANglobal.com        FSGI Corporation
                                       Nine months ended     Three months ended                                         Pro Forma
                                         June 30, 1999        December 31, 1998        Total           Adjustments      Combined
                                    ------------------------------------------------------------------------------------------------

 Revenues earned                             655,592              358,327           1,013,919                           1,013,919

 Cost of revenues earned                     460,769              211,203             671,972                             671,972

 Gross profit                                194,823              147,124             341,947                             341,947

 Selling, general and administrative
   expenses                                  618,672              208,470             827,142 (c)       56,713            883,855

                                    ------------------------------------------------------------------------------------------------
 Net loss                                   (423,849)             (61,346)           (485,194)         (56,713)          (541,908)
                                    ================================================================================================

1. The Pro Forma Statement of Operations for the nine months ended June 30, 1999 is based on the nine months ended June 30, 1999 of the Registrant and three months ended December 31, 1998 of FSGI Corporation. The Pro Forma gives effect to the acquisition as if it had occured on October 1, 1998.

(c) Amount represents the amortization of the goodwill of $ 3,402,777 over 15 years using the straight line method.